                                                                    EXHIBIT 99.1

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Yazam.com, Inc. and Subsidiaries
New York, NY

We have audited the accompanying consolidated balance sheets of Yazam.com, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flow for the year ended December 31, 2000 and for the period April 15, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yazam.com, Inc. and Subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the year ended December 31, 2000 and for the period April 15, 1999 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                                      /s/ Radin Glass & Co., LLP
                                                    Certified Public Accountants

                                                              New York, New York
                                                                    July 6, 2001

                        YAZAM.COM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                                                                     2000              1999
                                                                                                 ------------      ------------

                                                            ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                                    $ 34,780,839      $  3,122,568
    Restricted cash                                                                                   646,524           616,877
    Fees and other receivables                                                                      1,263,799           187,816
    Subscription receivable, preferred stock                                                               --        10,000,000
    Prepaid expenses and other current assets                                                         441,835           135,621
                                                                                                 ------------      ------------

       Total Current Assets                                                                        37,132,997        14,062,882
                                                                                                 ------------      ------------

PROPERTY AND EQUIPMENT, Net                                                                         1,918,728            90,874
                                                                                                 ------------      ------------

OTHER ASSETS:
    Investments in portfolio companies                                                              1,631,258           460,000
    Security deposits                                                                                 770,905            30,000
    Goodwill, net                                                                                   1,634,394                --
                                                                                                 ------------      ------------

       Total Other Assets                                                                           4,036,557           490,000
                                                                                                 ------------      ------------

       TOTAL ASSETS                                                                              $ 43,088,282      $ 14,643,756
                                                                                                 ============      ============

                                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                                        $  3,613,477      $  1,128,520
    Due to investors                                                                                  466,413           616,877
                                                                                                 ------------      ------------

       TOTAL LIABILITIES                                                                            4,079,890         1,745,397
                                                                                                 ------------      ------------

COMMITMENTS AND CONTINGENCIES                                                                              --                --

STOCKHOLDERS' EQUITY:
    Series A convertible preferred stock, $2.00 stated value, $0.0001 par value;
       2,000,000 shares authorized, issued and outstanding                                          4,000,000         4,000,000
    Series B convertible preferred stock, $2.00 stated value, $0.0001 par value;
       5,000,000 shares authorized, issued and outstanding                                         10,000,000        10,000,000
    Series C convertible preferred stock, $6.00 stated value, $0.0001 par value;
       12,416,667 shares authorized, 11,858,333 shares issued and outstanding                      71,150,000                --
    Common stock, $0.0001 par value, 40,000,000 shares authorized, 19,881,775 and
       16,716,600 shares issued, 17,490,177 and 16,200,002 shares outstanding, respectively             1,989             1,672
    Additional paid-in capital                                                                      9,587,864         4,449,925
    Deferred compensation                                                                            (346,391)               --
    Foreign currency translation adjustments                                                           77,741                --
    Treasury stock, at cost, 2,391,598 and 516,598 shares, respectively                           (10,750,052)              (52)
    Accumulated deficit                                                                           (44,712,759)       (5,553,186)
                                                                                                 ------------      ------------

       TOTAL STOCKHOLDERS' EQUITY                                                                  39,008,392        12,898,359
                                                                                                 ------------      ------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                $ 43,088,282      $ 14,643,756
                                                                                                 ============      ============

                       See notes to financial statements.

                        YAZAM.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           For the Period
                                                                           April 15, 1999
                                                        For the Year         (Inception)
                                                           Ended               Through
                                                     December 31, 2000    December 31, 1999
                                                     -----------------    -----------------

REVENUES:
    Fee income                                          $  2,157,198         $    175,000
    Interest income                                        2,100,309               18,123
                                                        ------------         ------------
                                                           4,257,507              193,123
                                                        ------------         ------------

EXPENSES:
    Compensation expense                                  10,225,681            4,606,367
    Other general and administrative                       5,255,869              290,237
    Professional fees                                      3,750,826              161,646
    Marketing                                              3,515,627              687,382
    Loss from investees                                    2,134,708                   --
    Depreciation and amortization                          1,313,448                  677
    Write-off of uncollectible receivable                    298,005                   --
    Asset impairment                                      16,922,916                   --
                                                        ------------         ------------

                                                          43,417,080            5,746,309
                                                        ------------         ------------

      NET LOSS                                          $(39,159,573)        $ (5,553,186)
                                                        ============         ============

                       See notes to financial statements.

                        YAZAM.COM, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                PREFERRED STOCK           COMMON STOCK             TREASURY STOCK
                                           -------------------------   -------------------   ---------------------------
                                             SHARES        AMOUNT        SHARES     AMOUNT     SHARES         AMOUNT
                                           ----------   ------------   ----------   ------   ----------   --------------

Balance - April 15, 1999 (Inception)               --   $         --           --   $   --           --   $           --

Issuance of shares to founders                                              2,411       24
Issuance of shares to key employee                                            375        4
Stock split                                                            16,713,814    1,644
Redemption of common stock                                                                      516,598              (52)
Issuance of Series A preferred stock        2,000,000      4,000,000
Issuance of Series B preferred stock        5,000,000     10,000,000
Costs of raising capital-preferred stock
Net loss
                                           ----------   ------------   ----------   ------   ----------   --------------

Balance - December 31, 1999                 7,000,000   $ 14,000,000   16,716,600   $1,672      516,598   $          (52)

Issuance of stock in connection with
First Tuesday merger                                                    1,317,675      132
Issuance of stock in connection with
Gregory merger                                                            350,000       35
Issuance of stock in connection with
Todo merger                                                               700,000       70
Issuance of Series C preferred stock        9,983,333     59,900,000
Sale and exchange                           1,875,000     11,250,000                          1,875,000      (10,750,000)
Costs of raising capital-preferred stock
Issuance of options for compensation
Amortization of deferred compensation
Exercise of options                                                       797,500       80
Foreign currency translation adjustment
Net loss
                                           ----------   ------------   ----------   ------   ----------   --------------

Balance - December 31, 2000                18,858,333   $ 85,150,000   19,881,775   $1,989    2,391,598   $  (10,750,052)
                                           ==========   ============   ==========   ======   ==========   ==============

                                                                                             ACCUMULATED
                                                                                                OTHER
                                              ADDITIONAL        DEFERRED    ACCUMULATED     COMPREHENSIVE
                                            PAID-IN CAPITAL   COMPENSATION    DEFICITS         INCOME*           TOTAL
                                            ---------------   ------------  ------------    -------------     ------------

Balance - April 15, 1999 (Inception)         $         --      $       --   $         --      $     --        $         --

Issuance of shares to founders                                                                                          24
Issuance of shares to key employee              4,499,996                                                        4,500,000
Stock split                                          (221)                                                           1,423
Redemption of common stock                                                                                             (52)
Issuance of Series A preferred stock                                                                              4,000,000
Issuance of Series B preferred stock                                                                            10,000,000
Costs of raising capital-preferred stock          (49,850)                                                         (49,850)
Net loss                                                                      (5,553,186)                       (5,553,186)
                                             ------------      ----------   ------------      --------        ------------

Balance - December 31, 1999                  $  4,449,925      $       --   $ (5,553,186)     $     --          12,898,359

Issuance of stock in connection with
First Tuesday merger                            2,108,148                                                        2,108,280
Issuance of stock in connection with
Gregory merger                                    559,965                                                          560,000
Issuance of stock in connection with
Todo merger                                       860,930                                                          861,000
Issuance of Series C preferred stock                                                                            59,900,000
Sale and exchange                                                                                                  500,000
Costs of raising capital-preferred stock         (311,716)                                                        (311,716)
Issuance of options for compensation            1,761,192      (1,761,192)                                              --
Amortization of deferred compensation                           1,414,801                                        1,414,801
Exercise of options                               159,420                                                          159,500
Foreign currency translation adjustment                                                         77,741              77,741
Net loss                                                                     (39,159,573)                      (39,159,573)
                                             ------------      ----------   ------------      --------        ------------

Balance - December 31, 2000                  $  9,587,864      $ (346,391)  $(44,712,759)     $ 77,741        $ 39,008,392
                                             ============      ==========   ============      ========        ============

* Comprehensive income (loss) equals net loss plus other comprehensive income which approximated $(39,082,000) in 2000.

                       See notes to financial statements.

                        YAZAM.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         For the Period
                                                                                         April 15, 1999
                                                                      For the Year        (Inception)
                                                                         Ended              Through
                                                                   December 31, 2000   December 31, 1999
                                                                   -----------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                          $(39,159,573)       $ (5,553,186)
    Adjustments to reconcile net loss to net cash provided by
       (used in) operating activities:
         Depreciation and amortization                                   1,313,448                 677
         Stock-based compensation                                        2,002,302           4,501,395
         Write-off of uncollectible receivable                             298,005                  --
         Assets impairment                                              16,922,916                  --
         Loss from investees                                             2,134,708                  --
    Changes in operating assets and liabilities:
         Fees and other receivables                                     (1,373,988)           (187,816)
         Prepaid expenses and others                                      (329,141)           (135,621)
         Security deposits                                                (740,905)            (30,000)
         Accounts payable and accrued expenses                           2,484,957           1,128,520
         Due to investors                                                 (150,465)            616,877
                                                                      ------------        ------------

         CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES          (16,597,736)            340,846
                                                                      ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                 (2,480,143)            (91,551)
    Investments in portfolio companies                                  (9,717,967)           (460,000)
    Payments for acquisitions                                           (8,313,767)                 --
    Net changes in restricted cash                                         (29,647)           (616,877)
    Capitalization of website development costs                           (940,494)                 --
                                                                      ------------        ------------

         CASH FLOW USED IN INVESTING ACTIVITIES                        (21,482,018)         (1,168,428)
                                                                      ------------        ------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
    Proceeds from issuance of preferred stock                           70,650,000           4,000,000
    Purchase of treasury stock                                         (10,750,000)                 --
    Costs of raising capital-preferred stock                              (311,716)            (49,850)
    Collection on subscription receivable                               10,000,000                  --
    Proceeds from issuance of common stock                                  72,000                  --
                                                                      ------------        ------------

         CASH FLOW PROVIDED BY FINANCING ACTIVITIES                     69,660,284           3,950,150
                                                                      ------------        ------------

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH                                 77,741                  --
                                                                      ------------        ------------

         NET INCREASE IN CASH AND CASH EQUIVALENTS                      31,658,271           3,122,568

CASH AND EQUIVALENTS, Beginning                                          3,122,568                  --
                                                                      ------------        ------------

CASH AND EQUIVALENTS, Ending                                          $ 34,780,839        $  3,122,568
                                                                      ============        ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the periods for:
       Interest                                                       $         --        $         --
                                                                      ============        ============
       Taxes                                                          $         --        $         --
                                                                      ============        ============

    Non-cash investing and financing activities:
       Stock issued for acquisitions                                  $  3,529,280        $         --
                                                                      ============        ============
       Issuance of preferred stock for subscription receivable        $         --        $ 10,000,000
                                                                      ============        ============

                       See notes to financial statements.

                        YAZAM.COM INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

1.       ORGANIZATION AND PURPOSE

         Yazam.com, Inc. (the "Company") was formed pursuant to the laws of the State of Delaware on April 15, 1999 for the purpose of investing in privately held, early-stage, technology companies.

         During the year ended December 31, 2000, the Company raised significant financing (see Note 6) and made a number of investments (see Notes 4 and 7). During the first quarter of 2001, the Company ceased significant operations and was sold on March 27, 2001 (see Note 11).

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: one domestic subsidiary and four foreign subsidiaries. All significant intercompany balances have been eliminated in consolidation.

         Investments and Impairment

         Investments consist of investments in privately held companies and are valued under the equity method of accounting in accordance with Accounting Principles Board ("APB") No. 18, The Equity Method of Accounting for Investments in Common Stock. There are no investments which should be covered by Statements of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. These investments are described in Note 4.

         During the period from inception to December 31, 2000, the Company made a number of investments in start-up ventures, primarily in the "new economy" or in "dot-com's". The majority of these ventures were unsuccessful and were discontinued by the end of the year ended December 31, 2000. Accordingly, investments deemed to be unsuccessful were written off as impaired under SFAS No. 121, Accounting for Long-Lived Assets and Long-Lived Assets to be Disposed Of. These investments and their concomitant write off are described in Note 4.

         Foreign Currency Translation

         The accounts of the Company's foreign subsidiaries are translated utilizing the methodology of SFAS No. 52, Foreign Currency Translation. The balance sheet amounts are translated at year-end currency rates; the income statements and cash flow amounts at average currency rates during the periods. The net exchange gains or losses resulting from the translation of foreign financial statements are accumulated and reported as a separate component of shareholders' equity.

         Comprehensive Income

         The Company adopted SFAS No. 130, Reporting Comprehensive Income, in 1999. SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

         Use of Estimates

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. The evaluations of the investments were a result of estimates.

                        YAZAM.COM INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

         Organization Costs

         Organization costs have been charged to expense as incurred as required by Statement of Position ("SOP") 98-5, Reporting on the Costs of Start-Up Activities.

         Revenue Recognition

         Revenues primarily represent fees paid to Gregory FCA (see Note 7). Fees paid by investees in the form of shares were not recorded as revenue as there is no objective means of valuing such shares.

         Property and Equipment

         Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or the estimated life of the improvement, whichever is shorter. Whenever assets are sold or retired, their cost and related accumulated depreciation are removed from the appropriate accounts. Any gains and losses on dispositions are recorded in current operations. The carrying values of these assets are tested for impairment as required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed (see Note 3 for further information).

         Fair Value of Financial Instruments

         The carrying amounts reported in the balance sheets for cash, receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

         Income Taxes

         The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years for which the differences are expected to reverse.

         Employee Stock Options and Shares Issued for Services

         The Company accounts for employee stock transactions in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company has adopted the proforma disclosure requirements of SFAS 123, Accounting for Stock-Based Compensation. Accordingly, any excess of fair market value of stock issued to employees over exercise prices has been recorded as compensation expense and additional paid in capital.

         Software and Website Development Costs

         Software development costs and web site development costs have been capitalized after design and technological feasibility have been established as required under SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Emerging Task Consensus ("ETIF") 00-2, Accounting for Web Site Development Costs. The carrying values of these assets are tested for impairment as required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed. As of December 31, 2000, the Company wrote off these costs, as impairment, amounted to $852,951.

         Fees and Other Receivables

         Fees and other receivables have been adjusted for all known uncollectible amounts. All accounts recorded on the Company's books at December 31, 2000 and 1999 are deemed collectible.

                        YAZAM.COM INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

         Operating Segments

         SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. Under SFAS No. 131, the Company had three segments of operations: Yazam, Gregory FCA and FT (see Notes 1 and 7 for description of business) at December 31, 2000 and one segment at December 31, 1999.

         A summary of the Company's business activities reported by its three business segments was as follows:

                                            Yazam         Gregory FCA         FT             Total
                                         ------------     -----------    ------------     ------------

         2000
         Fee income                      $    469,750     $1,353,974     $    333,474     $  2,157,198

         Pretax Profit (Loss)            $(35,100,247)    $  272,966     $ (4,332,292)    $(39,159,573)

         Total Assets                    $ 41,637,387     $  812,101     $    638,794     $ 43,088,282

         Depreciation and
             amortization                $  1,210,699     $    7,765     $     94,984     $  1,313,448

         Expenditures for
           property and equipment        $  2,224,570     $  171,442     $     84,131     $  2,480,143

         Operations by geographic areas were as follows:

                                             2000               1999
                                          -----------        -----------

                  FEE INCOME
                    United States         $ 1,567,181        $   160,000
                    United Kingdom            343,725                 --
                    Israel                    154,116             15,000
                    Japan                      92,176                 --
                                          -----------        -----------
                                          $ 2,157,198        $   175,000
                                          ===========        ===========

                  TOTAL ASSETS
                    United States         $40,461,933        $13,684,505
                    United Kingdom          1,033,031                 --
                    Israel                  1,196,620            959,251
                    Japan                     396,698                 --
                                          -----------        -----------
                                          $43,088,282        $14,643,756
                                          ===========        ===========

         Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. The Company had cash balances in the bank in excess of the maximum amount insured by the FDIC throughout the period.

                         YAZAM.COM INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

3.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2000 and 1999 consist of the following:

                                                                                                 Estimated
                                                                 2000             1999          Useful Lives
                                                              ----------        --------        ------------

                  Computer and office equipment               $1,041,764        $ 44,859          3 years
                  Furniture and fixtures                          37,786          42,839          7 years
                  Leasehold improvements                       1,003,535           3,853        5 - 10 years
                                                              ----------        --------
                                                               2,083,085          91,551
                  Less: Accumulated depreciation                 164,357             677
                                                              ----------        --------

                           Property and Equipment, Net        $1,918,728        $ 90,874
                                                              ==========        ========

         Depreciation expense for the year ended December 31, 2000 and for the period April 15, 1999 (inception) through December 31, 1999 was $247,616 and $677, respectively. In addition, during the year ended December 31, 2000, the Company wrote off property and equipment, as impairment, amounted to $404,673.

4.       INVESTMENTS AND RELATED IMPAIRMENT

         Investments consist of investments in privately held internet services companies' warrants, preferred and/or common stock as follows at December 31, 2000:

                                                                                               Company's      Company's
                                                                                               share of       share of
                                                                                             Income (Loss)     Income
                                                                                                 from          (Loss)
                                                                                                Date of       Recorded
                                                                     % of                    Investment to      as of
                                       Date of Initial               Owner                   December 31,    December 31,
                   Name                   Investment       Country   -ship       Cost            2000           2000
         ------------------------    -------------------   -------   -----   ------------    -------------   ------------

         3G Vision                   February 2000          Israel     5%    $     65,000    $     (2,888)   $     (2,888)
         Baobob                      November 2000          Israel     7%         180,000         (29,030)        (29,030)
         CommerceTone*               August 2000             U.S.     11%         180,000        (228,063)       (228,063)
         Coremarkets                 August 2000             U.S.     12%       1,173,578        (775,473)       (775,473)
         GammaSite                   March 2000             Israel     7%         195,000        (118,973)       (118,973)
         Incepto                     September 1999          U.K.      7%         182,792        (138,923)       (138,923)
         Phlair                      November 2000           U.S.      5%         180,000         (14,027)        (14,027)
         Ezface, Inc.                February 2000           U.S.      6%         180,000        (150,000)       (150,000)
         Quintessence                December 2000           U.S.      1%         180,000              --              --
         Selis                       April 2000             Israel     9%         185,000        (160,952)       (160,952)
         Soneta                      February 2000           U.S.      7%         540,096        (108,041)       (108,041)
         Travel Bond                 May 2000               Israel    25%         210,000        (168,838)       (168,838)
         Vship/GC Zone               December 1999           U.S.      4%         239,500        (382,928)       (239,500)
                                                                             ------------    ------------    ------------
                                                                                3,690,966    $ (2,278,136)   $ (2,134,708)
                                                                                             ============    ============
         Square.com                  - Liquidation Value                           75,000
         Loss from investees                                                   (2,134,708)
                                                                             ------------
                  Net Investments                                            $  1,631,258
                                                                             ============

         * The Company invested an additional $220,000 in this investee in the first quarter of 2001.

                        YAZAM.COM INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

         As of December 31, 2000, the Company had commitments to invest an additional $1,000,000, which amount was invested by March 9, 2001.

         During the year ended December 31, 2000, the following investments were written off as impairment in accordance with SFAS No. 121, Accounting for Long-Lived Assets and Long-Lived Assets to be Disposed Of:

                              Date of Initial
                Name            Investment            Function         Country       Cost
                ----          ---------------         --------         -------    ----------

         Ankura               September 2000    Internet Services       Israel    $  225,020
         Envelopes            June 2000         Internet Services        U.S.        255,040
         Impressia            May 2000          Internet Services       Israel     1,710,015
         The Law.com          April 2000        Internet Services        U.S.        215,000
         Configman            April 2000        Internet Services        U.S.        360,000
         VC Village           March 2000        Internet Services        U.S.        175,000
         EMT International    March 2000        Internet Services       Israel     1,564,808
         PrimeShot            February 2000     Internet Services        U.S.        182,080
         Ezsize, Inc.         November 2000     Internet Services        U.S.        400,020
         Square.com, Inc.     March 2000        Business Development     U.S         174,998
         Money Hunt           June 2000         Business Development     U.S         250,000
         iPace Inc.           December 1999     Internet Services        U.S.        360,020
         Gold Names, Inc.     December 1999     Internet Services       Israel       180,000
         Infocharms           January 2000      Internet Services        U.S.        180,000
         Onna.com, Inc.       December 1999     Internet Services        U.S.        180,000
                                                                                  ----------
                                                                                  $6,412,001
                                                                                  ==========

5.       GOODWILL AND RELATED IMPAIRMENT

         The carrying value of intangibles, as required by SFAS No. 121, is reviewed if the facts and circumstances, such as significant declines in sales, earnings or cash flows, or a material adverse change in the business environment indicate that an impairment may have occurred. If there is an indication of such impairment, an evaluation of the estimated cash flows of the related entity is made, and, if impairment is determined, a write down is made.

         The Company reviews long-lived assets, certain identifiable assets and any goodwill related to those assets for impairment whenever the conditions indicated in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, require: a decrease in the market value of an asset, a change in the use of the asset, a change in legal factors or business climate, accumulation of costs significantly in excess of original expectations or a current period loss combined with a history of losses.

         As of December 31, 2000, the Company wrote down its goodwill to the expected liquidation value. As a result, the Company recorded an impairment of its goodwill of $9,230,364. The remaining goodwill consists of $1,000,000 of FT and $634,394 of Gregory FCA (see Note 7). Goodwill at December 31, 2000 consists of the following:

                                                               Estimated
                                                Amount       Useful Lives
                                             ------------    ------------

         Goodwill                            $ 11,843,047       5 Years
         Less: accumulated amortization           978,289
                                             ------------
                                               10,864,758
         Impairment                             9,230,364
                                             ------------
                  Goodwill, net              $  1,634,394
                                             ============

         Amortization expense for the year ended December 31, 2000 was $978,289.

                         YAZAM.COM INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

6.       STOCKHOLDERS' EQUITY

         Authorized Shares

         The Company's authorized shares consists of 60,000,000 shares, divided into 40,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share.

         Shares Issued to Key Employee

         During 1999, in connection with an employment contract with a key employee, the Company issued shares of its common stock to a designated limited liability company equal to 12.5% of the Company's issued and outstanding common stock. Such shares were valued at fair value of the stock at the time of issuance, amounting to $4,500,000 and were reflected as compensation expense.

         Stock Split

         During 1999, the Company had a stock split of 6,000 to 1 of its common stock, thus increasing the number of shares issued and outstanding to 16,716,600 shares and decreasing the par value per share to $0.0001 per share.

         Treasury Stock

         During 1999, certain founding stockholders redeemed 516,598 (post stock split) of their shares of common stock which the Company recorded as treasury stock at par value.

         Preferred Series A Stock

         During 1999, the Company issued 2,000,000 shares of its Preferred Series A Stock at $2.00 per share resulting in total proceeds of $4,000,000. Preferred Series A stockholders are entitled to dividends and distributions equal to those issued to the common shareholders and have a liquidation preference of $2.00 per share. The Company incurred costs of approximately $50,000 in connection with the issuance of Preferred Series A Stock. Preferred Series A Stock is convertible at the option of the holder, at any time, into shares of common stock at a conversion rate of 1 to 1.

         Preferred Series B Stock

         On December 31, 1999, an investor subscribed for 5,000,000 shares of the Preferred Series B Stock at $2.00 per share, which was paid on January 18, 2000. Proceeds totaled $10,000,000. Preferred Series B stockholders are entitled to dividends and distributions equal to those issued to the common shareholders and have a liquidation preference of $2.00 per share. Preferred Series B Stock is convertible at the option of the holder, at any time, into shares of common stock at a conversion rate of 1 to 1.

         Preferred Series C Stock

         During 2000, a number of investors purchased 11,858,333 shares of the Preferred Series C Stock at $6.00 per share. Proceeds totaled $71,150,000. Preferred Series C stockholders are entitled to dividends and distributions equal to those issued to the common shareholders and have a liquidation preference of $6.00 per share. Preferred Series C Stock is convertible at the option of the holder, at any time, into shares of common stock at a conversion rate of 1 to 1.

                         YAZAM.COM INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

         Sale and Exchange

         At the time of the sale of the Preferred Series C Stock, as part of an agreement with the new investors, a portion of the proceeds was used to repurchase 1,875,000 shares of common stock for $10,750,000. The cost of the repurchase of common shares is recorded as treasury stock.

         Options

         During the year ended December 31, 2000, the Company granted to its employees three-year options to purchase 901,423 shares of its common stock with an exercise price less than market value. As a result, the Company recorded deferred compensation of $346,391 and recognized $1,414,801 in compensation expenses for these options. The deferred compensation will be amortized over the vesting period.

         Furthermore, the Company granted 2,722,749 and 589,500 options to its employees with exercise prices equal to or greater than the market value of the stock at the grant dates during the year ended December 31, 2000 and the period April 15, 1999 (inception) through December 31, 1999, respectively.

         Weighted average exercise prices for options outstanding at December 31, 2000 and 1999 were $2.11 and $0.20 per share, respectively. In light of the Acquisition (see Note 11), the Company accelerated all outstanding unvested options immediately prior to the effective time of the Acquisition. In order to be eligible for the exercise of the accelerated options, notice of exercise and applicable payment must have been delivered to the Company no later than March 23, 2001, with any unexercised options to be voided. Accordingly, as of March 27, 2001, options to purchase 187,946 shares of common stock were exercised and the unexercised options were voided.

         The following table summarizes the changes in options outstanding and the related price ranges for shares of the Company's common stock:

                                                                          Weighted
                                                                           Average
                                                          SHARES        Exercise Price
                                                        ----------      --------------

                  Outstanding at December 31, 1998              --
                      Granted                              589,500          $ 0.20
                      Exercised                                 --
                      Expired or cancelled                      --
                                                        ----------
                  Outstanding at December 31, 1999         589,500          $ 0.20
                      Granted                            3,624,172          $ 2.00
                      Exercised                           (797,500)         $ 0.20
                      Expired or cancelled                      --
                                                        ----------
                  Outstanding at December 31, 2000       3,416,172          $ 2.11
                                                        ==========

         For disclosure purposes in accordance with SFAS No. 123, the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for stock options granted during the year ended December 31, 2000 and the period April 15, 1999 (inception) through December 31, 1999: annual dividends of $0.00, expected volatility of 0%, risk-free interest rate of 6% and expected life of three years for both periods. The weighted-average fair value of the stock options granted during the year ended December 31, 2000 and the period April 15, 1999 (inception) through December 31, 1999 was $0.53 and $0.03, respectively.

         If the Company recognized compensation cost for the employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss would have been approximately $39,206,000 and $5,553,000 respectively, in the year ended December 31, 2000 and the period April 15, 1999 (inception) through December 31, 1999.

                         YAZAM.COM INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

7.       BUSINESS ACQUISITIONS

         On July 20, 2000, the Company acquired First Tuesday, Inc. ("FT") through a merger transaction. As consideration for the merger, the Company issued 1,317,675 shares of its common stock, valued at $1.60 per share, and paid $4,559,000 in cash. In addition, the Company incurred acquisition costs of approximately $232,000 in connection with the merger. The total purchase price of approximately $6,900,000 was allocated principally to goodwill, which is being amortized over 5 years. On March 30, 2001, the Company entered into a Stock Purchase Agreement to sell FT for $500,000 in cash and a promissory note in the amount of $500,000, bearing interest at a rate of 5% per annum.

         FT was the umbrella organization for operations in a number of cities which ran get-togethers for entrepreneurs and service providers in the "dot.com" industries. FT ran the London operation; the other operations were run by entrepreneurs in other cities with a loose affiliation to the umbrella organization.

         On July 31, 2000, the Company acquired Gregory Communications, Inc. ("Gregory") and Financial Communications Associates, Inc. ("FCA") (collectively referred to as "Gregory FCA") through a merger transaction. As consideration for the merger, the Company issued 350,000 shares of its common stock, valued at $1.60 per share, and $450,000 in cash. The Company also incurred acquisition costs of approximately $107,000 in connection with the merger. The purchase price of approximately $1,100,000 was allocated principally to goodwill, which is being amortized over 5 years.

         Gregory FCA operates a full service investor and media relations agency in the Philadelphia metropolitan area providing direct marketing to institutional investors, security analysts, retail stock brokers and the financial media.

         On September 1, 2000, the Company acquired Todo Technologies, Inc. ("Todo") through a merger transaction. As consideration for the merger, the Company issued 700,000 shares of its common stock, valued at $1.23 per share, and $550,000 in cash. The Company also incurred acquisition costs of approximately $63,000 in connection with the merger. The purchase price of approximately $1,500,000 was allocated principally to goodwill, which is being amortized over 5 years. In March 2001, the Company entered into an agreement to sell Todo for $100 in cash. As of December 31, 2000, the unamortized goodwill was written off (see Note
         10).

         Todo was acquired for the purpose of investing in privately held, early-stage, technology companies in Japan.

         The above acquisitions were accounted for using the purchase method. The operations of FT, Gregory FCA and Todo have been included in the accompanying statements of operations since July 20, 2000, July 31, 2000 and September 1, 2000, respectively. The unaudited results of operations, as if FT, Gregory FCA and Todo had been acquired at the beginning of periods ended December 31, 2000 and 1999, are as follows:

                                           2000              1999
                                       ------------      ------------

                  Net revenues         $  5,504,809      $  2,038,530
                  Net loss             $(43,845,266)     $ (7,662,018)

8.       COMMITMENTS AND CONTINGENCIES

         Leases

         The Company has certain lease agreements expiring on various dates through September 2010 for its office space in United States, Israel, Japan, and United Kingdom. Rent expense was approximately $355,000 and $37,000 for the year ended December 31, 2000 and for the period April 15, 1999 (inception) through December 31, 1999, respectively. Most of these leases were terminated in connection with the reduction of operations (see Note 1) and the Acquisition (see Note 11).

                         YAZAM.COM INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

         The future minimum rental payments to be made under remaining operating leases as of December 31, 2000 are as follows:

                  For the Year Ending December 31,             Amount
                  --------------------------------           -----------
                                2001                         $   426,000
                                2002                             371,000
                                2003                             232,000
                                2004                             211,000
                                2005                             211,000
                             Thereafter                        1,002,000

         Litigation

         The Company is subject to litigation from time to time arising in the ordinary course of its business. The Company does not believe that any such litigation is likely, individually or in the aggregate, to have a material adverse effect on the financial condition of the Company.

         Employment Agreements

         The Company entered into various employment agreements with its officers and employees. Most of these employment agreements were terminated in connection with the reduction of operations (see Note 1) and the Acquisition (see Note 11). As of December 31, 2000, total future commitments under the active employment agreements approximated $441,000, payable through March 1, 2002.

9.       INCOME TAXES

         The Company accounts for its income taxes under SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. At December 31, 2000 and 1999, the Company had net operating loss carryforwards of approximately $34,505,000 and $5,553,000, respectively expiring through 2020. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 2000 and 1999, a valuation allowance for the full amount of the deferred tax asset was recorded because of operating losses incurred and the uncertainties as to the amount of taxable income that would be generated in the future years. The utilization of the Company's net operating loss carryforwards is subject to certain limitations under the provisions of Internal Revenue Code Section 382. As a result of the Acquisition (see Note 11), the Company had a Section 382 "change of ownership" and therefore a limitation on the availability of the net operating loss carryforward.

         The components of the net deferred tax asset at December 31, 2000 and 1999 consist of the following:

                                                               2000             1999
                                                           ------------      ----------

                  Net operating loss carryforwards         $ 12,077,000      $1,944,000
                  Valuation allowance                        12,077,000       1,944,000
                                                           ------------      ----------
                                                           $         --      $       --
                                                           ============      ==========

         The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes at December 31, 2000 and 1999 as follows:

                                                                                   2000              1999
                                                                               ------------      ------------

                  Income tax benefit computed at statutory rate at 35%         $(13,706,000)     $ (1,943,000)
                  Goodwill amortization and impairment                            3,573,000                --
                  Tax benefit not recognized                                     10,133,000         1,943,000
                                                                               ------------      ------------
                           Provision for income taxes                          $         --      $         --
                                                                               ============      ============

                         YAZAM.COM INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

10.      ASSET IMPAIRMENT/WRITE-OFF

         The asset impairment/write-off for the year ended December 31, 2000 comprised the following:

         Write down of FT goodwill                                  $ 7,802,231
         Write down of Todo goodwill                                  1,428,133
         Write down of software and website development costs           852,951
         Write down of property and equipment                           404,673
         Write down of investments                                    6,412,001
         Write down of FT investment in a German subsidiary              22,927
                                                                    -----------
                                                                    $16,922,916
                                                                    ===========

11.      SUBSEQUENT EVENTS

         On March 27, 2001, U.S. Technologies Inc. ("UST") acquired the Company through a merger. The purchase price was $22 million in cash plus 27,374 shares of UST's Series F Convertible Preferred Stock, which may be converted into 27,374,000 shares of common stock, and warrants to purchase an aggregate of 8,000,000 shares of UST's common stock at $0.34 per share (the "Acquisition"). UST obtained approximately $28 million of cash held by the Company and certain other assets.

12.      ACCOUNTING DEVELOPMENTS

         In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which amends the accounting and reporting standards of SFAS No. 133. SFAS No. 133 was previously amended by SFAS No. 137, which deferred the effective date of SFAS No. 133 to fiscal years commencing after June 15, 2000. The Company does not believe that the adoptions of SFAS No. 138 and SFAS No. 133 have a material impact on the Company's results of operations.

         In March 2000, the FASB issued Interpretation (FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25, which was effective on July 1, 2000. The Company adopted the provisions of FIN No. 44 as of July 1, 2000.